Exhibit 99.1

Janus Henderson Group plc reports third quarter 2017 diluted EPS of US$0.49,

or US$0.56 on an adjusted basis

•             Strong investment performance across all time periods, with 75%, 77% and 87% of assets under management (“AUM”) outperforming benchmarks on a 1, 3 and 5 year basis, respectively, as at 30 September 2017

•             Net inflows of US$0.7 billion, with positive flows across Equities, Alternatives and Fixed Income

•             Expansion of long-standing strategic partnership with BNP Paribas into the US, supporting Janus Henderson Group’s global operating model

•             Merger related annual cost synergy run rate increased to at least US$125 million, up from US$110 million

•             AUM increased to US$360.5 billion, up 5% from the second quarter 2017

LONDON — 9 November 2017 — Janus Henderson Group plc (NYSE:JHG, ASX:JHG, “JHG” or “the Group”) published its third quarter results for the three month period ended 30 September 2017.

Third quarter 2017 net income attributable to JHG of US$99.5 million increased 139% compared to US$41.7 million in the second quarter 2017 (third quarter 2016: US$53.4 million). Net income attributable to JHG on an adjusted basis, adjusted for acquisition and transaction related costs, of US$114.2 million decreased 18% compared with US$139.8 million in the second quarter 2017 (third quarter 2016: US$108.4 million) on a pro forma adjusted basis.

Third quarter 2017 diluted earnings per share of US$0.49 increased 75% compared to US$0.28 in the second quarter 2017 (third quarter 2016: US$0.46). Diluted earnings per share on an adjusted basis of US$0.56 decreased 18% compared to US$0.68 in the second quarter 2017 (third quarter 2016: US$0.52) on a pro forma adjusted basis.

Integration efforts since the closing of the merger on 30 May 2017 are progressing ahead of expectations. As at 30 September 2017, the combined Group had completed US$72 million of annualised run rate pre-tax net cost synergies, which comprised savings largely from headcount reduction. The Group now expects it will be able to realise at least US$90 million of annualised run rate pre-tax net cost synergies by the end of the first 12 months post completion, up from previous guidance of US$85 million. The expansion of the long-standing strategic partnership with BNP Paribas into the US, which was announced today, coupled with the ongoing integration work across the firm, has enabled the Group to increase expectations for recurring annual run rate pre-tax net cost synergies to at least US$125 million within three years post completion. This is increased from previous guidance of at least US$110 million.

Dick Weil and Andrew Formica, co-Chief Executive Officers of Janus Henderson Group plc, said:

“The delivery of consistently strong investment performance is a testament to the quality of our investment teams and underpins the improved momentum we have seen in net sales in the third quarter. Importantly, flows were driven by demand for a wide range of strategies across Janus Henderson’s Equity, Fixed Income and Alternative capabilities. We are encouraged by the levels of engagement, support and relationships developing with clients, globally.

“Integration across Janus Henderson continues to progress at pace, with our focus concentrated on delivering first-class investment performance and service to our clients. The expansion of our long-standing strategic partnership with BNP Paribas into the US will provide the firm with a consistent global platform to support growth. Our confidence in our ability to deliver cost synergies has enabled us to increase our target to at least US$125 million on an annual run rate basis. Only five months have passed since the formation of Janus Henderson, yet pleasingly we are seeing green shoots in the cross-revenue opportunities, brought about by our global distribution footprint, expanded product set and collaborative culture.”

The Group presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (“US GAAP” or “GAAP”) which includes the results of Janus Capital Group from the merger closing date. However, in the opinion of Management, the profitability of the Group and its ongoing operations is best evaluated using additional non-GAAP financial measures on a pro forma adjusted basis. See adjusted statements of income reconciliation for additional information.

SUMMARY OF FINANCIAL RESULTS (unaudited)

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	2017	2017	2016
GAAP basis:
Revenue	537.4	384.8	245.0
Operating expenses	399.2	328.1	180.9
Operating income	138.2	56.7	64.1
Operating margin	25.7%	14.7%	26.2%
Net income attributable to JHG	99.5	41.7	53.4
Diluted earnings per share	0.49	0.28	0.46

	Three months ended
	30 Sep	30 Jun 2017	30 Sep 2016
(in US$ millions, except per share data or as noted)	2017	(pro forma)	(pro forma)
Adjusted basis(1):
Revenue	454.6	482.2	419.2
Operating expenses	286.2	282.7	273.4
Operating income	168.4	199.5	145.8
Operating margin	37.0%	41.4%	34.8%
Net income attributable to JHG	114.2	139.8	108.4
Diluted earnings per share	0.56	0.68	0.52

Third quarter 2017 adjusted revenue of US$454.6 million decreased from the second quarter result of US$482.2 million as performance fees in the third quarter decreased from the exceptional level achieved in the previous period. Management fees on a pro forma basis grew 5%, driven primarily by growth in average AUM. Third quarter 2017 adjusted operating income of US$168.4 million decreased from US$199.5 million in the second quarter 2017, driven by lower performance fees.

DIVIDEND

On 8 November 2017, the Board of Directors of JHG (the “Board”) declared a third quarter dividend in respect of the three months ended 30 September 2017 of US$0.32 per share. Shareholders who are on the register on the record date of 20 November 2017 will be paid the dividend on 1 December 2017. JHG does not offer a dividend reinvestment plan.

Net tangible assets/(liabilities) per share

	30 Sep 2017 US$	31 Dec 2016(2) US$

Net tangible assets/(liabilities) per ordinary share	(1.28)	4.85

Net tangible assets/(liabilities) are defined by the ASX as being total assets less intangible assets less total liabilities ranking ahead of, or equally with, claims of ordinary shares.

(1)See adjusted statements of income reconciliation for additional information.

(2)31 December 2016 share number was updated for the share consolidation.

AUM AND FLOWS

AUM and flows for periods prior to and including second quarter 2017 present pro forma flows of JHG as if the merger had occurred at the beginning of the period shown.

Total Group comparative AUM and flows(1)

	Three months ended
(in US$ billions)	30 Sep 2017	30 Jun 2017 (pro forma)	30 Sep 2016 (pro forma)
Opening AUM	344.9	330.8	317.9
Sales	18.3	20.2	15.6
Redemptions	(17.6)	(21.2)	(18.8)
Net sales/(redemptions)	0.7	(1.0)	(3.2)
Market/FX	14.9	15.8	11.5
Acquisitions/(disposals)	—	(0.7)	—
Total AUM	360.5	344.9	326.2

Third quarter 2017 AUM and flows by capability(1)

(in US$ billions)	Equities	Fixed Income	Quantitative Equities	Multi- Asset	Alternatives	Total
30 June 2017	173.4	77.2	46.5	29.4	18.4	344.9
Sales	9.6	5.3	0.7	0.9	1.8	18.3
Redemptions	(9.0)	(4.9)	(1.2)	(1.2)	(1.3)	(17.6)
Net sales/(redemptions)	0.6	0.4	(0.5)	(0.3)	0.5	0.7
Market/FX	8.3	1.8	3.0	1.1	0.7	14.9
30 September 2017	182.3	79.4	49.0	30.2	19.6	360.5

Average AUM

	Three months ended
(in US$ billions)	30 Sep 2017	30 Jun 2017 (pro forma)	30 Sep 2016 (pro forma)
Average AUM:
Equities	178.2	169.7	153.4
Fixed Income	78.5	76.8	76.9
Quantitative Equities	47.8	47.4	49.2
Multi-Asset	29.1	28.5	28.1
Alternatives	19.1	17.5	18.5
Total	352.7	339.9	326.1

(1)Updated AUM and flow data for periods prior to and including 30 June 2017 to ensure tables cast correctly.

INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (as at 30 September 2017)

Capability	1 year	3 years	5 years
Equities	61%	73%	82%
Fixed Income	92%	91%	97%
Quantitative Equities	85%	61%	87%
Multi-Asset	95%	87%	90%
Alternatives	91%	100%	100%
Total	75%	77%	87%

% of mutual fund AUM in top 2 Morningstar quartiles (as at 30 September 2017)

Capability	1 year	3 years	5 years
Equities	56%	71%	88%
Fixed Income	81%	49%	98%
Quantitative Equities	7%	97%	48%
Multi-Asset	83%	81%	83%
Alternatives	38%	25%	32%
Total	61%	66%	85%

Note: Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes. The top two Morningstar quartiles represent funds in the top half of their category based on total return. On an asset-weighted basis, 82% of total mutual fund AUM was in the top 2 Morningstar quartiles for the 10-year period ended 30 Sep 2017. For the 1-, 3-, 5- and 10-year periods ending 30 Sep 2017, 49%, 60%, 65% and 64% of the 215, 195, 176 and 129 total mutual funds were in the top 2 Morningstar quartiles, respectively.

Analysis based on “primary” share class (Class I Shares or Institutional Shares for US mutual funds; share class with the longest history or as defined by Morningstar for other funds). Performance may vary by share class.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by JHG. Data presents the pro forma assets as if the merger had occurred at the beginning of the period shown. © 2017 Morningstar, Inc. All Rights Reserved.

2017 FOURTH QUARTER AND FULL YEAR RESULTS

JHG intends to publish its 2017 fourth quarter and full year results on Tuesday 6 February 2018 and intends to publish its audited 2017 full year results on Wednesday 28 February 2018.

THIRD QUARTER 2017 EARNINGS CALL INFORMATION

Co-Chief Executive Officers, Dick Weil, Andrew Formica and Chief Financial Officer, Roger Thompson will present these results on 9 November 2017 in a conference call and webcast to be held at 1pm GMT, 8am EDT, 12am AEDT (10 November).

Those wishing to participate should call:

United Kingdom	0800 404 7656 (toll free)
US & Canada	888 427 9414 (toll free)
Australia	1 800 094 765 (toll free)
All other countries:	+1 719 325 2157 (this is not a toll free number)
Conference ID:	8252169

Access to the webcast and accompanying slides will be available via the investor relations section of JHG’s website (www.janushenderson.com/IR). A webcast replay will be available for a period of at least seven days following the call.

About Janus Henderson Group plc

JHG is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, quantitative equities, fixed income, multi-asset and alternative asset class strategies.

As at 30 September 2017, JHG had approximately US$361 billion in AUM, more than 2,000 employees and offices in 27 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX).

Investor enquiries:	Media enquiries:
John Groneman	North America:
+44 (0) 20 7818 2106	Erin Passan
john.groneman@janushenderson.com	+1 (303) 394 7681
erin.passan@janushenderson.com

EMEA:
Angela Warburton +44 (0) 20 7818 3010
angela.warburton@janushenderson.com

United Kingdom: FTI Consulting
Andrew Walton
+ 44 (0) 20 3727 1514
andrew.walton@FTIConsulting.com

Asia Pacific: Honner
Michael Mullane
+ 61 28248 3740
michaelmullane@honner.com.au

FINANCIAL DISCLOSURES

JANUS HENDERSON GROUP PLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	2017	2017	2016
Revenue:
Management fees	477.7	296.0	217.7
Performance fees	(2.1)	57.7	9.3
Shareowner servicing fees	30.2	9.9	—
Other revenue	31.6	21.2	18.0
Total revenue	537.4	384.8	245.0

Operating expenses:
Employee compensation and benefits	176.7	123.6	65.7
Long-term incentive plans	50.9	47.3	20.2
Distribution expenses	82.8	60.7	50.7
Investment administration	11.7	9.7	10.9
Marketing	8.1	10.1	2.6
General, administrative and occupancy	54.2	67.3	25.0
Depreciation and amortisation	14.8	9.4	5.8
Total operating expenses	399.2	328.1	180.9

Operating income	138.2	56.7	64.1

Interest expense	(4.7)	(2.0)	(0.5)
Investment gains (losses), net	6.1	9.8	(2.0)
Other non-operating income (expenses), net	8.7	(2.0)	0.5
Income before taxes	148.3	62.5	62.1
Income tax provision	(46.1)	(21.0)	(8.5)
Net income	102.2	41.5	53.6
Net loss (income) attributable to noncontrolling interests	(2.7)	0.2	(0.2)
Net income attributable to JHG	99.5	41.7	53.4
Less: allocation of earnings to participating stock-based awards	2.8	1.1	1.2
Net income attributable to JHG common shareholders	96.7	40.6	52.2

Basic weighted-average shares outstanding (in millions)	196.5	140.2	109.3
Diluted weighted-average shares outstanding (in millions)	198.2	143.8	113.8

Diluted earnings per share (in US$)	0.49	0.28	0.46
Average AUM (in US$ billions)	352.7	204.3	130.5

Note: Third quarter 2016 data has been updated in comparison to information presented in the second quarter 2017 results presentation on 8 August 2017 to reflect revised long-term incentive plan numbers due to alignment of accounting policies and an adjustment to the accounting treatment under US GAAP.

Pro forma statements of income

The table below reflects the GAAP basis results for the three months ended 30 September 2017 and the pro forma results of JHG for the three months ended 30 June 2017 and 30 September 2016, as though the merger had taken place at the beginning of the period shown:

	Three months ended
(in US$ millions)	30 Sep 2017	30 Jun 2017 (pro forma)	30 Sep 2016 (pro forma)
Revenue:
Management fees	477.7	454.3	444.4
Performance fees	(2.1)	52.3	(2.5)
Shareowner servicing fees	30.2	29.5	29.1
Other revenue	31.6	30.0	32.9
Total revenue	537.4	566.1	503.9

Operating expenses:
Employee compensation and benefits	176.7	185.7	153.5
Long-term incentive compensation	50.9	61.2	44.4
Distribution expenses	82.8	83.9	84.7
Investment administration	11.7	9.7	10.9
Marketing	8.1	23.2	6.8
General, administrative and occupancy	54.2	98.7	58.6
Depreciation and amortisation	14.8	15.2	15.7
Total operating expenses	399.2	477.6	374.6

Operating income	138.2	88.5	129.3

Interest expense	(4.7)	(5.1)	(4.3)
Investment gains (losses), net	6.1	9.9	(0.5)
Other non-operating income (expenses), net	8.7	(1.6)	1.5
Income before taxes	148.3	91.7	126.0
Income tax provision	(46.1)	(31.7)	(31.5)
Net income	102.2	60.0	94.5
Net income attributable to noncontrolling interests	(2.7)	(1.0)	(2.1)
Net income attributable to JHG	99.5	59.0	92.4

Note: Third quarter 2016 data has been updated in comparison to information presented in the second quarter 2017 results presentation on 8 August 2017 to reflect revised long-term incentive plan numbers due to alignment of accounting policies and an adjustment to the accounting treatment under US GAAP.

Adjusted statements of income

The following are reconciliations of GAAP basis and pro forma basis revenues, operating income, net income attributable to JHG and diluted earnings per share to adjusted revenues, adjusted operating income, adjusted net income attributable to JHG and adjusted diluted earnings per share. The results for the three months ended 30 September 2017 reconcile GAAP basis amounts to adjusted amounts while the three months ended 30 June 2017 and 30 September 2016 reconcile pro forma amounts to adjusted amounts. Pro forma amounts are based on the combined results of JHG as though the merger has taken place at the beginning of the period shown:

	Three months ended
		30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	30 Sep 2017	2017 (pro forma)	2016 (pro forma)
Reconciliation of revenue to adjusted revenue
Revenue	537.4	566.1	503.9
Distribution expenses(1)	(82.8)	(83.9)	(84.7)
Adjusted revenue	454.6	482.2	419.2

Reconciliation of operating income to adjusted operating income
Operating income	138.2	88.5	129.3
Employee compensation and benefits(2)	15.3	25.4	0.8
Long term incentive plans(2)	2.8	13.2	—
Marketing(2)	0.7	14.4	—
General, administration and occupancy(2)	4.4	50.2	7.9
Depreciation and amortisation(3)	7.0	7.8	7.8
Adjusted operating income	168.4	199.5	145.8

Operating margin	25.7%	15.6%	25.7%
Adjusted operating margin	37.0%	41.4%	34.8%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	99.5	59.0	92.4
Employee compensation and benefits(2)	15.3	25.4	0.8
Long term incentive plans(2)	2.8	13.2	—
Marketing(2)	0.7	14.4	—
General, administration and occupancy(2)	4.4	50.2	7.9
Depreciation and amortisation(3)	7.0	7.8	7.8
Investment gains(4)	—	(10.2)	—
Interest expense(5)	1.3	0.7	—
Other non-operating income (expenses), net(5)	(12.7)	2.6	0.5
Income tax provision(6)	(4.1)	(23.3)	(1.0)
Adjusted net income attributable to JHG	114.2	139.8	108.4

Less: allocation of earnings to participating stock-based awards	(3.2)	(4.0)	(3.1)
Adjusted net income attributable to JHG common shareholders	111.0	135.8	105.3

Weighted average diluted common shares outstanding — diluted (two class) (in millions)	198.2	200.0	203.4
Diluted earnings per share (two class) (in US$)	0.49	0.29	0.46
Adjusted diluted earnings per share (two class) (in US$)	0.56	0.68	0.52

Note: Third quarter 2016 data has been updated in comparison to information presented in the second quarter 2017 results presentation on 8 August 2017 to reflect revised long-term incentive plan numbers due to alignment of accounting policies and an adjustment to the accounting treatment under US GAAP.

(1)Distribution expenses are paid to financial intermediaries for the distribution of JHG’s investment products. JHG management believes that the deduction of third-party distribution, service and advisory expenses from revenues in the computation of net revenue reflects the nature of these expenses as revenue-sharing activities, as these costs are passed through to external parties who perform functions on behalf of, and distribute, the Group’s managed AUM.

(2)Adjustments primarily represent deal and integration costs in relation to the merger. These costs primarily represent severance costs, legal costs and consulting fees. JHG management believes these costs do not represent the ongoing operations of the Group.

(3)Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. JHG management believes these non-cash and acquisition related costs do not represent the ongoing operations of the Group.

(4)Adjustment primarily relates to the gain recognised on disposal of the alternative UK small cap team (‘Volantis team’) on 1 April 2017. JHG management believes this gain does not represent the ongoing operations of the Group.

(5)Adjustments primarily represent fair value movements on options issued to Dai-ichi and deferred consideration costs associated with acquisitions prior to the Merger. JHG Management believes these costs do not represent the ongoing operations of the Group.

(6)The tax impact of the adjustments are calculated based on the US or foreign statutory tax rate as they relate to each adjustment. Certain adjustments are either not taxable or not tax deductible.

Balance sheet

JANUS HENDERSON GROUP PLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	30 Sep	31 Dec
(in US$ millions)	2017	2016
Assets
Cash and cash equivalents	650.1	279.0
Investment securities	276.4	79.6
Other assets	880.0	524.8
Property, equipment and software, net	74.3	41.2
Intangible assets and goodwill, net	4,708.5	1,142.8
Assets of consolidated variable interest entities	497.9	366.0
Total assets	7,087.2	2,433.4

Liabilities, redeemable noncontrolling interests and equity
Debt	406.0	—
Other liabilities	896.6	486.2
Deferred tax liabilities, net	1,098.2	70.7
Liabilities of consolidated variable interest entities	23.2	26.2
Redeemable noncontrolling interests	210.8	158.0
Total equity	4,452.4	1,692.3
Total liabilities, redeemable noncontrolling interests and equity	7,087.2	2,433.4

AUM(1)

(in US$ billions)	Equities	Fixed Income	Quantitative Equities	Multi-Asset	Alternatives	Total
30 September 2016 (pro forma)	153.8	77.1	48.0	28.3	19.0	326.2
Sales	10.1	7.3	1.0	1.0	1.5	20.9
Redemptions(2)	(9.9)	(6.9)	(2.6)	(1.5)	(2.1)	(23.0)
Net sales/(redemptions)	0.2	0.4	(1.6)	(0.5)	(0.6)	(2.1)
Market/FX	(0.7)	(3.8)	0.1	0.2	(0.7)	(4.9)
31 December 2016 (pro forma)	153.3	73.7	46.5	28.0	17.7	319.2
Sales	8.4	5.7	3.0	0.9	1.4	19.4
Redemptions(2)	(10.8)	(5.4)	(6.7)	(1.5)	(2.0)	(26.4)
Net sales/(redemptions)	(2.4)	0.3	(3.7)	(0.6)	(0.6)	(7.0)
Market/FX	11.4	2.3	3.4	1.2	0.3	18.6
31 March 2017 (pro forma)	162.3	76.3	46.2	28.6	17.4	330.8
Sales	10.6	5.4	0.7	1.2	2.3	20.2
Redemptions(2)	(9.4)	(6.3)	(2.5)	(1.5)	(1.5)	(21.2)
Net sales/(redemptions)	1.2	(0.9)	(1.8)	(0.3)	0.8	(1.0)
Market/FX	9.9	1.9	2.1	1.1	0.8	15.8
Acquisitions/(disposals)	—	(0.1)	—	—	(0.6)	(0.7)
30 June 2017 (pro forma)	173.4	77.2	46.5	29.4	18.4	344.9
Sales	9.6	5.3	0.7	0.9	1.8	18.3
Redemptions(2)	(9.0)	(4.9)	(1.2)	(1.2)	(1.3)	(17.6)
Net sales/(redemptions)	0.6	0.4	(0.5)	(0.3)	0.5	0.7
Market/FX	8.3	1.8	3.0	1.1	0.7	14.9
30 September 2017	182.3	79.4	49.0	30.2	19.6	360.5

Note: FX reflects movement in AUM resulting from changes in foreign currency rates as non-USD denominated AUM is translated into USD.

(1)Updated AUM and flow data for periods prior to and including 30 June 2017 to ensure tables cast correctly.

(2)Redemptions include impact of client switches which could cause a positive balance on occasion.

STATUTORY DISCLOSURES

Associates and joint ventures

As at 30 September 2017, the Group holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

•                  Optimum Investment Management Ltd. Ownership 50%

•                  Long Tail Alpha LLC Ownership 20%

Movement in controlled entities

There have been no acquisitions or disposals of controlled entities in the three month period to 30 September 2017.

Basis of preparation

The interim consolidated financial statements contain all adjustments necessary to fairly present the financial position, results of operations and cash flows of JHG in accordance US GAAP. All such adjustments are of a normal recurring nature. Such financial statements have been prepared in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes for the year ended 31 December 2016, which can be found in JHG’s prospectus dated 21 March 2017 as filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (File no. 333-216824).

Corporate governance principles and recommendations

In the opinion of the Directors, the financial records of the Group have been properly maintained, and the Condensed Consolidated Financial Statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Group. This opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus Henderson Group’s Registration Statement, on file with the Securities and Exchange Commission (Commission file no. 333-216824), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this document are as at the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realised.

Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Mutual funds in the US distributed by Janus Henderson Distributors.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money.

Janus Henderson, Janus and Henderson are trademarks or registered trademarks of Janus Henderson Investors. © Janus Henderson Investors. The name Janus Henderson Investors includes HGI Group Limited, Henderson Global Investors (Brand Management) Sarl and Janus International Holding LLC.